UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 22, 2014

Sevion Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31326	84-1368850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

721 Route 202-206, Suite 130, Bridgewater, NJ	08807
(Address of Principal Executive Offices)	(Zip Code)

(908) 864-4444
(Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Introduction

On October 22, 2014, the Board of Directors of Sevion Therapeutics, Inc. (the “Company”) determined that, given the previously disclosed results of the Company’s SNS01-T product candidate, and as a result of the Company’s limited resources, it was in the best interest of the Company to put the clinical program for this product candidate on hold, pending further discussions by the Board and the Company’s ability to raise additional capital. In the meantime, the Company will focus its research and development efforts on the Company’s antibody technology.

Departure of Certain Officers

As a result of this decision, at the same meeting, the Board determined that it was in the best interest of the Company to move the Company’s New Jersey operations (the “NJ Office”) to offices located in San Francisco and San Diego, California. As such, the lease on the NJ Office, set to expire on November 30, 2014, will not be renewed. Further, the Board determined it was in the best interest of the Company to restructure the management of the Company as follows:

Leslie J. Browne, Ph.D., will no longer be President of the Company effective November 30, 2014. Pursuant to Dr. Browne’s previously disclosed Retention Agreement he is entitled to receive severance payments and additional benefits for one (1) year following his termination of employment with the Company. Ronald Martell, the current Chief Executive Officer of the Company, will assume the title of President effective November 30, 2014.

Joel Brooks will no longer be the Chief Financial Officer, Treasurer and Secretary of the Company effective December 15, 2014. The Company intends to offer Mr. Brooks severance payments and additional benefits for six (6) months following his termination of employment with the Company. Should Mr. Brooks terminate his employment prior to this date he will not receive the previously discussed severance payments or additional benefits. The Company is currently looking to hire a Chief Financial Officer as a replacement for Mr. Brooks upon his departure from the Company.

Richard Dondero will no longer be the Vice President of Preclinical Research of the Company effective November 30, 2014. The Company intends to offer Mr. Dondero severance payments and additional benefits for six (6) months following his termination of employment with the Company. Should Mr. Dondero terminate his employment prior to this date he will not receive the previously discussed severance payments or additional benefits.

John E. Thompson, Ph.D., a Scientific Founder of the Company, will no longer be employed as an officer of the Company effective November 30, 2014. Dr. Thompson and the Company are in the process of re-negotiating his consulting agreement with the Company.

Item 8.01 Other Events.

See above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEVION THERAPEUTICS, INC.

Dated: October 24, 2014	By:	/s/ Ronald Martell
	Name:	Ronald Martell
	Title:	Chief Executive Officer

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